SUBSCRIPTION AGREEMENT


   Firstar Trust Company
   Corporate Trust Services
   1555 North Rivercenter Dr.
   P.O. Box 2077
   Milwaukee, WI 53201-2077

             The undersigned ("Subscriber") hereby acknowledges receipt of the Prospectus relating to the offer by Swing-N-Slide Corp. (the "Company") of an aggregate of 622,665 shares (the "Maximum Offering Number") of the Company's Common Stock, $.01 par value per share ("Common Stock"). Under the terms and conditions set forth in the Prospectus, each stockholder of the Company other than GreenGrass Holdings ("Other Stockholder") is entitled to purchase up to his, her or its pro rata portion of the Maximum Offering Number, determined by multiplying the Maximum Offering Number by a percentage equal to the number of shares of Common Stock owned by the Subscriber as of August 25, 1997 (the "Record Date"), divided by 2,427,694 the total number of shares of Common Stock owned by all Other Stockholders as of the Record Date, rounded down to the nearest whole number of shares.

             Under the terms and conditions set forth in the Prospectus, the number of shares of Common Stock which the Subscriber is entitled to purchase is as follows:

        Maximum Offering Number:                                    622,665

             multiplied by                                                  X

        Number of Shares Owned by Subscriber as of Record Date:    __________

             divided by

        Total Number of Shares Owned by All Other Stockholders
        As of Record Date:                                         2,427,694

             equals                                                         =

        Number of Shares Offered to Subscriber,
        Rounded Down to Nearest Whole Number of Shares:            __________

             Under the terms and conditions set forth in the Prospectus, the Subscriber hereby irrevocably commits to purchase and subscribes for the number of shares of Common Stock set forth below, at the purchase price of $4.015 per share, or the aggregate purchase price set forth below:

        Number of Shares of Common Stock Which Subscriber
        Commits to Purchase (not to exceed ___________ shares:     __________

             multiplied by                                                  X

        Purchase Price Per Share of $4.015:                           $4.015

             equals                                                         =

        Aggregate Purchase Price of Shares Purchased:             $__________


             THIS SUBSCRIPTION AGREEMENT MUST BE RETURNED TO FIRSTAR TRUST COMPANY (THE "SUBSCRIPTION AGENT"), CORPORATE TRUST SERVICES, 1555 NORTH RIVERCENTER DR., P.O. BOX 2077, MILWAUKEE, WI 53201-2077, BY 5:00 P.M. CENTRAL TIME ON NOVEMBER 5, 1997 ("EXPIRATION DATE"). PAYMENT IN FULL
   OF THE PURCHASE PRICE ("PURCHASE PRICE") FOR THE NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR MUST BE MADE TOGETHER WITH THE RETURN OF THIS SUBSCRIPTION AGREEMENT.

             Payment may be made only by (a) check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, payable to Swing-N-Slide Corp., or (b) wire transfer of funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions, or (c) a combination of the foregoing. The Purchase Price will be deemed to have been received by the Subscription Agent only upon
   (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) receipt of collected funds in the Subscription Agent's account designated above.

             THE METHOD OF DELIVERY OF THE SUBSCRIPTION AGREEMENT AND PAYMENT OF THE PURCHASE PRICE TO THE SUBSCRIPTION AGENT ARE AT THE ELECTION AND RISK OF THE SUBSCRIBER. IF SENT BY MAIL, THE SUBSCRIBER IS URGED TO SEND THE SUBSCRIPTION AGREEMENT AND PAYMENTS BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND IS URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION TIME.

             IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, IF THE SUBSCRIBER WISHES TO PAY THE PURCHASE PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK, THE SUBSCRIBER IS URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME, AND IS URGED TO CONSIDER IN THE ALTERNATIVE PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

             For further information about this Offering, please refer to the Prospectus or contact Richard E. Ruegger, Vice President, Swing-N-Slide Corp., 1212 Barberry Drive, Janesville, Wisconsin 53545, phone number (608) 755-4777, or Wayne O. Hanewicz, Foley & Lardner, 150 East Gilman St., Madison, Wisconsin 53703, phone number (608) 258-4246.

             IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date set forth below.

   Dated:    _________________, 1997


   _____________________________
   Signature
   (Must be signed exactly as name appears on stock certificate or on security position listing.)

   Print Name:         ____________________________________

   Address:            ____________________________________

                       ____________________________________

                       ____________________________________

   Telephone Number:   ____________________________________